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                                                                   Exhibit 10.10

                                 Shmuel BenTov
                               130 Carthage Road
                            Scarsdale, NY 10583-7202

March 29, 2001

Mr. Frank Thoelen, CFO
Ms. Lori Stanley, Corp. Counsel
The A Consulting Team, Inc.
200 Park Avenue South
New York, New York, 10003

Re: Repayment of Citibank, N.A. Loan



Dear Mr. Thoelen & Ms. Stanley,

I am writing to confirm our recent conversation wherein I agreed that in the event that Citibank, N.A., demands repayment of its outstanding loan of $2,000,000 (two million dollars), (in whole or in part) from The A Consulting Team, Inc. ("TACT"), I will loan TACT the necessary funds required to repay this loan.

Very truly yours,

/s/ Shmuel BenTov

Shmuel BenTov